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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-30454 and 333-46904 of Delta Air Lines, Inc. on Form S-8 of our report dated June 20, 2003, appearing in this Annual Report on Form 11-K of Delta Family-Care Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 25, 2003